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                                                                    Exhibit 23.1


                       [LETTERHEAD OF COMISKEY & COMPANY]




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation into the Registration Statement on Form SB-2/A of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm, dated March 15, 2006, on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2004 and 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.


                                        /s/ Comiskey & Co.
Denver, Colorado
September 29, 2006
                                     PROFESSIONAL CORPORATION




                   CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

                789 Sherman Street o Suite 385 o Denver, CO 80203
   (303) 830-2255 o Fax (303) 830-0876 o info@comiskey.com o www.comiskey.com